JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing by the Owens Corning/Fibreboard Asbestos Personal Injury Trust, the PI Trust Advisory Committee and Michael J. Crames, in his capacity as the Future Claimants’ Representative under the Owens Corning/Fibreboard Asbestos Personal Injury Trust Agreement, dated October 31, 2006, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $0.01 per share, of Owens Corning, a Delaware corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
[Signature page follows]

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 2nd day of July, 2007.

OWENS CORNING/FIBREBOARD ASBESTOS PERSONAL INJURY TRUST

/s/ Harry Huge

Harry Huge, Trustee

/s/ D. LeAnne Jackson

D. LeAnne Jackson, Trustee

/s/ Dean M. Trafelet

Dean M. Trafelet, Trustee

PI TRUST ADVISORY COMMITTEE

/s/ Matthew Bergman

Matthew Bergman, Esq.

/s/ Russell W. Budd

Russell W. Budd, Esq.

/s/ John D. Cooney

John D. Cooney, Esq.

/s/ James Ferraro

James Ferraro, Esq.

/s/ Theodore Goldberg

Theodore Goldberg, Esq.

/s/ Steven Kazan

Steven Kazan, Esq.

/s/ Joseph F. Rice

Joseph F. Rice, Esq.

/s/ Armand J. Volta, Jr.

Armand J. Volta, Jr., Esq.

/s/ Perry Weitz

Perry Weitz, Esq.

FUTURE CLAIMANTS’ REPRESENTATIVE, under the Owens Corning/Fibreboard Asbestos Personal Injury Trust Agreement, dated October 31, 2006

/s/ Michael J. Crames

Michael J. Crames